                                                                  CONFORMED COPY


                     $25,000,000* PRINCIPAL AMOUNT OF 8.75%
                                 NOTES DUE 2003

                           BEVERLY ENTERPRISES, INC.

                             UNDERWRITING AGREEMENT



                                                               December 21, 1993


Dain Bosworth Incorporated
J.C. Bradford & Co.
c/o Dain Bosworth Incorporated
790 North Milwaukee Street
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

                 SECTION 1. INTRODUCTION. Beverly Enterprises, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement to issue and sell to you (collectively, the "Underwriters") the Company's 8.75% Notes
due 2003 in aggregate principal amount of $25,000,000 (the "Firm Notes").   In
addition, the Company hereby confirms its agreement to grant to the Underwriters the right to purchase up to an additional $3,750,000 in aggregate principal amount of the Company's 8.75% Notes due 2003 upon the terms and for the purpose set forth in Section 3(b) hereof (the "Option Notes"). The Firm Notes and, to the extent such option is exercised, the Option Notes are herein
collectively referred to as the "Notes."   The Notes shall be issued under an
indenture, expected to be dated as of December 30, 1993 (the "Indenture"), between the Company and Boatmen's Trust Company, as trustee (the "Trustee") and a first supplement thereto (the "Supplemental Indenture").

                 The terms which follow, when used in this Agreement, shall have the meanings indicated. "Registration Statement" shall mean the registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), referred to in Section 2(a) below, including (a) the prospectus constituting a part thereof; (b) all documents incorporated therein or deemed to be incorporated therein by reference and all exhibits thereto, as from time to time amended or supplemented pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise; and (c) any and all prospectus supplements (including any preliminary prospectus supplements) filed under the Securities Act with respect thereto (collectively, the "Prospectus Supplements"). "Preliminary Prospectus" means any

_______________________

         * Not including $3,750,000 aggregate principal amount of Notes issuable by the Company subject to the Underwriters' exercise of their over-allotment option provided for in Section 3(b) hereof.

prospectus included in the Registration Statement and in any amendment thereto prior to the effective date of the Registration Statement. "Basic Prospectus" shall mean the prospectus included in the Registration Statement. "Prospectus" shall mean the Basic Prospectus, together with any Prospectus Supplements relating to the Notes, including all documents incorporated therein or deemed to be incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act, the Exchange Act or otherwise. "Rules and Regulations" means the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under any and all of the Securities Act, the Exchange Act and/or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). "Rule 158," "Rule 424," Rule 429" and "Rule 430A" refer to such Rules and Regulations under the Securities Act.
"Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it became effective and any Prospectus Supplement pursuant to Rule 430A under the Rules and Regulations under the Securities Act.

                 The Company understands that the Underwriters propose to make a public offering (the "Offering") of the Notes as soon as practicable after
(i) the Registration Statement becomes effective with the Commission and the Notes are qualified under all applicable state securities laws (the "Blue Sky Laws"); (ii) the Indenture has been qualified under the Trust Indenture Act; and (iii) this Agreement has been executed and delivered by the parties hereto and thereto.

                 The Company hereby confirms its agreements with respect to the purchase of the Notes by the Underwriters as follows:

                 SECTION 2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to, and agrees with, each Underwriter that:

                 (a) The Company has prepared and filed with the Commission under the Securities Act Registration Statement (No. 33-50965) on Form S-3 (which under Rule 429 constituted both a new registration statement of the Company and a post-effective amendment to the Company's previously filed Form S-3 registration statement No. 33-59630, including the related Preliminary Prospectus with respect to the securities registered thereby, and a Form T-1 pursuant to the Trust Indenture Act, which Registration Statement became effective under the Securities Act on November 17, 1993 (the "Effective Date"). Such Registration Statement and Preliminary Prospectus may have been amended or supplemented by the Company from time to time prior to the date hereof; any such amendment to the Registration Statement was so prepared and filed by the Company and any such amendment has become effective under the Securities Act. Prospectus Supplements relating to the Notes have been prepared by the Company. Each Prospectus Supplement was filed, and if not previously filed, such Prospectus Supplement will be filed, by the Company pursuant to Rule 424. Copies of such Registration Statement and Preliminary Prospectus, any such amendment or supplement, each Prospectus Supplement and all documents incorporated by reference or deemed to be incorporated by reference therein which were filed by the Company with the Commission on or prior to the date hereof have been delivered to you (including one fully executed copy of the Registration

Statement, each amendment thereto and the Form T-1 delivered to counsel for the Underwriters). The Company has included in such Registration Statement, as of the Effective Date, all information (other than Rule 430A Information and information relating specifically to the terms of the Notes and the offering thereof) required by the Securities Act and the Rules and Regulations to be included in the Prospectus with respect to the Notes and the offering and sale thereof. Except to the extent the Underwriters shall agree in writing to a modification, the Registration Statement and the Prospectus shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof or, to the extent not completed on the date hereof, shall contain only such specific additional information and other changes as the Company has advised the Underwriters, prior to the date hereof, will be included or made therein. The Company satisfies all conditions and requirements for use of Form S-3 and the filing of the Registration Statement under the Securities Act and the applicable Rules and Regulations.

                 (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, and the Registration Statement, at the Effective Date, any post-effective amendment thereto, at the time it became effective under the Securities Act, the Registration Statement and the Prospectus, as of the date hereof and at the Closing Time, and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only such information relates to the selling concession and dealer reallowance relating to the Notes set forth under the caption "Underwriting" in the most recent Prospectus Supplement prepared on or prior to the date hereof, and the identity of, and allocations of Notes to, the Underwriters named therein, together with the stabilization paragraph on Page S-2 thereof) or information contained in the Form T-1, other than information furnished to the Trustee by the Company specifically for inclusion therein. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Exchange Act, conformed, and any documents so filed and incorporated by reference or deemed to be incorporated after the date hereof and on or prior to the Closing Time will, when they are filed with the Commission, conform, in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, as applicable.

                 (c) The Company and each subsidiary of the Company is duly organized and validly existing and in good standing under the laws of the respective jurisdictions of their organization or incorporation, as the case may be, with full power and authority (corporate, partnership and other, as the case may be) to own their properties and conduct their businesses as now conducted and described in the Registration Statement or Prospectus and are duly qualified or authorized to do business and are in good standing in all jurisdictions wherein the nature of their business or the character of property owned or leased by them requires them to be qualified or authorized to do business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole. As used in this Agreement, the term "subsidiary" includes any corporation, joint venture or partnership in which the Company or any subsidiary of the Company has an ownership interest and which would be required to be set forth pursuant to Item 601 of Regulation S-K under the Securities Act as Exhibit 21 if such Exhibit 21 was filed with the Registration Statement.

                 (d) The outstanding stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding stock of each of the Company's subsidiaries is owned by the Company, directly or indirectly.

                 (e) The Notes have been duly and validly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and the Supplemental Indenture (assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee), and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Supplemental Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (f) The Company has full right, power and authority to enter into this Agreement, the Indenture and the Supplemental Indenture and to execute, sell and deliver the Notes to the Underwriters as provided herein. This Agreement, the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Indenture (including as supplemented by the Supplemental Indenture) conforms in all material respects to the requirements of, and has been qualified under, the Trust Indenture Act. No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement, the Indenture or the Supplemental Indenture by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except such as have been obtained and such as may be required under the Securities Act, the Trust Indenture Act or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters. The issue and sale of the Notes by the Company, the Company's performance of this Agreement, the Indenture and the Supplemental Indenture and the consummation of the transactions contemplated hereby or thereby will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default by the Company or any of its subsidiaries under any (i) indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or any of their respective properties is subject; (ii) the Certificate or Articles of Incorporation or bylaws of the Company or any of its subsidiaries; or (iii) any statute or any material judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any subsidiary or any of their respective properties. Neither the Company nor any subsidiary is in violation of its respective Certificate or Articles of Incorporation, partnership agreement or joint venture agreement, as the case may be, or bylaws or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order or in any violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or permit to which it is a party or by which it or any of its properties is or may be bound, which violation or default would have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (g) The Notes, the Indenture and the Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                 (h) The consolidated financial statements and the related notes of the Company and its subsidiaries included in the Registration Statement and the Prospectus present fairly the consolidated financial position, results of operations and changes in financial position and cash flow of the Company and its subsidiaries, at the dates and for the periods to which they relate and, except as otherwise stated in the Registration Statement or the Prospectus, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The other financial statements and schedules included in, as schedules to or incorporated by reference or deemed to be incorporated by reference in the Registration Statement conform to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations and accurately present in all material respects the information required to be stated therein for the periods shown. The financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary-the Company" and "Summary Financial and Other Data," "The Company," "Capitalization," "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" accurately present in all material respects the information set forth therein. Ernst & Young, whose reports on the Company's financial statements are incorporated by reference in the Registration Statement, are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

                 (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, its Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, respectively, its Current Report on Form 8-K dated July 15, 1993 and its Current Report on Form 8-K dated July 27, 1993, as amended, at the time of filing thereof with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations and each such document, and any other documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement or the Prospectus, does not or will not, as of the Effective Date and the date of the Prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (j) Subsequent to December 31, 1992, neither the Company nor any subsidiary has sustained any material loss or interference with its business or properties from (i) fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or (ii) any labor dispute or court or governmental action, order or decree, which, in either case, is not disclosed in the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and (ii) there has not been any materially adverse change in the capital stock, partnership interests, joint venture interests, long-term debt, obligations under capital leases or short-term borrowings of the Company and its subsidiaries taken as a whole, nor any materially adverse change in the business, prospects, financial position, net worth or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                 (k) Except as described in the Prospectus, there is not pending, or to the knowledge of the Company threatened, any action, suit, proceeding, inquiry or investigation, to which the Company, any of its subsidiaries or any of their officers or directors is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, wherein an unfavorable decision, ruling or finding would prevent or materially hinder the consummation of this Agreement, the Indenture or the Supplemental Indenture or result in a material adverse change in the business condition (financial or other), financial position, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                 (l) There are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required (either physically or by incorporation by reference).

                 (m) The Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's consolidated financial statements taken as a whole. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law (including, without limitation, any federal or state illegal remuneration or "anti-kickback" law respecting

Medicaid or Medicare programs), rule or regulation that would have a materially adverse effect on the Company and its subsidiaries taken as a whole.

                 (n) The Company and its subsidiaries, taken as a whole, operate their respective businesses in conformity in all material respects with all applicable statutes, laws, ordinances, decrees, orders, rules and regulations of any governmental body. The Company and its subsidiaries, taken as a whole, hold all material licenses, consents, certificates of need and approvals, and have satisfied all material eligibility and other similar requirements imposed by nursing home, health or similar regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, or that are related to private or governmental programs for the reimbursement or payment of healthcare costs, in each case as required for the conduct of the respective businesses in which they are engaged and as described in the Prospectus.

                 (o) Neither the Company nor any of its subsidiaries is currently engaging in any activity, whether alone or in concert with others, which constitutes a violation of any federal or state laws (including, but not limited to, federal antifraud and abuse or similar laws pertaining to the Medicare, Medicaid or any other federal or state health or insurance program, and federal or state laws pertaining to insurance fraud) prohibiting fraudulent or abusive practices connected in any way with the provision of healthcare services or the billing for such services provided to a beneficiary of any federal or state health or insurance program, except such violations which in the aggregate would not have a material adverse effect upon the Company and its subsidiaries taken as a whole.

                 (p) Neither the Company nor any of its subsidiaries has received any notice of violation of, or been threatened with, a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order, which the Company reasonably believes is likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (q) Except as disclosed in the Prospectus, no labor dispute or disturbance exists with the Company's employees or the employees of its subsidiaries or is imminent which could reasonably be expected to have a materially adverse effect on the Company and its subsidiaries taken as a whole.

                 (r) The Company is not and, upon the sale of the Notes in accordance herewith and in accordance with the Indenture and the Supplemental Indenture and the application of the net proceeds of such sale as described under the caption "Use of Proceeds" in the most recent Prospectus Supplement prepared prior to or on the date hereof, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (s) Neither the Company nor any of its subsidiaries nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the

Notes to violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, at the Closing Time.

                 (t) The operation of the Company and its subsidiaries has been and is now in compliance in all material respects with applicable state and federal environmental contamination and protection statutes, ordinances and regulations, except where non-compliance will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (u) The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have timely paid all taxes shown as due thereon, except where the amount or validity of taxes is currently being contested in good faith; the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company or any of its subsidiaries which could adversely affect the business, operations or properties of the Company and its subsidiaries taken as a whole.

                 Any certificates signed by any officers of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to matters covered thereby and the Underwriters and counsel for the Underwriters (to the extent reasonably necessary to enable such counsel to render any opinion required hereunder) are entitled to rely thereon. Any certificate delivered by the officers of the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 6(b)(i) will also be furnished to you and counsel for the Underwriters and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby and the Underwriters and counsel for the Underwriters (to the extent reasonably necessary to enable such counsel to render any opinion required hereunder) are entitled to rely thereon.

                 SECTION 3.PURCHASE, SALE AND DELIVERY OF NOTES TO THE UNDERWRITERS.

                 (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Notes, and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Firm Notes set forth opposite each Underwriter's name in Schedule I hereto. The purchase price payable by the Underwriters to the Company for each Firm Note shall be 96.5% of the principal amount thereof. The respective obligations of each Underwriter to the Company shall be to purchase from the Company that principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto. In making this Agreement, the Underwriters are contracting severally, and not jointly; the agreement of each Underwriter is to purchase only its respective principal amount of Firm Notes as specified in Schedule I.

                 (b) In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Notes at the same price as the Firm

Notes set forth above. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time (but not more than once) solely for the purpose of covering over-allotments which may be made in connection with the offering of the Firm Notes, upon written notice by you to the Company setting forth the principal amount of Option Notes as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Notes. Such time and date of delivery ("Date of Delivery") shall be determined by you, but shall not be less than three nor more than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed by you and the Company. If the option is exercised as to all or any portion of the Option Notes, the Option Notes shall be purchased by the Underwriters in the same respective proportions as the Firm Notes.

                 (c) Payment of the purchase price for, and delivery of certificates for, the Firm Notes to be purchased by the Underwriters shall be made at the offices of Dain Bosworth Incorporated, 790 North Milwaukee Street, Milwaukee, Wisconsin 53202 or through the facilities of The Depository Trust Company, or at such other place as shall be mutually agreed upon by you and the Company, at 9:00 a.m. local time on the fifth business day following the commencement of the Offering, or such other time not later than ten full business days after such commencement date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Notes are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Notes, shall be made at the above-mentioned offices of Dain Bosworth Incorporated or through the facilities of The Depository Trust Company, or at such other place as shall be mutually agreed upon by you and the Company, on the Date of Delivery as specified in the notice from the Underwriters to the Company. Payment for the Notes being purchased by the Underwriters shall be made to the Company by certified or official bank check in next-day funds, payable to the order of the Company, or in such other manner (including by wire transfer of immediately available funds) as mutually agreed by the Company and the Underwriters, against delivery to the Underwriters of certificates for the Notes to be purchased by them. Certificates for the Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Firm Notes or Option Notes to be purchased by the Underwriters will be made available for examination and packaging by the Underwriters not later than 8:30 a.m. on the last business day prior to the Date of Delivery at the facilities of The Depository Trust Company in New York, New York or at such other place as shall be mutually agreed upon by you and the Company.

                 SECTION 4. COVENANTS OF THE COMPANY. The Company hereby covenants with the Underwriters as follows:

                 (a) The Company shall comply with the provisions of, and make all requisite filings with the Commission pursuant to, Rules 424 and 430A and will notify you promptly prior to all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of, or supplement to, the Registration Statement, the Prospectus, or for any additional or supplemental information; the Company shall prepare and file with the Commission all required Prospectus Supplements relating to the Notes; and the Company shall not file any amendment of, or supplement to, the Registration Statement or the Prospectus, which is not approved by you after reasonable notice thereof. The Company shall advise you promptly upon its receipt or knowledge of the issuance by the Commission, any state securities commission or authority (collectively, the "Blue Sky Authorities") or any jurisdiction or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of the Prospectus or suspending the qualification of the Indenture or the Notes for offering or sale in any jurisdiction, or of the institution of any proceeding for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                 (b) The Company will take or cause to be taken all necessary action and furnish to whomever you direct such information as may be reasonably required in qualifying the Notes for offer and sale under the Blue Sky Laws of all of the United States and its territories and will continue such qualifications in effect for as long as may be reasonably necessary to complete the distribution. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

                 (c) Within the time during which a prospectus relating to the Notes is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of offers and sales of, or dealings in, the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations thereunder, the Company shall promptly notify the Underwriters and shall amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                 (d) The Company will furnish without charge to the Underwriters copies of the Registration Statement (at least one of which shall be signed and shall be accompanied by all exhibits, including any which are incorporated by reference, which have not previously been furnished), and so long as delivery of a prospectus by an Underwriter or a dealer is required under the Securities Act, as many copies of each of the Preliminary Prospectus, the Basic Prospectus and each Prospectus Supplement, and all amendments and supplement thereto, including any prospectus or supplement prepared after the Effective Date or the date hereof, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

                 (e) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act as promptly as practicable and in any event no later than 60 days after the end of its fiscal quarter in which the first anniversary of the Effective Date occurs, an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the Effective Date.

                 (f) The Company will apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the most recent Prospectus Supplement prepared prior to or on the date hereof and will use its reasonable best efforts to apply such proceeds as more specifically described in Schedule II hereto.

                 (g) So long as any of the Notes are outstanding, the Company will furnish to each of you three copies as soon as available, of each proxy statement and each annual report, quarterly report and current report filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, respectively (and all amendments thereto), or such similar reports of the Company as may be designated or required under the Exchange Act and the Rules and Regulations thereunder, and such other reports, documents, notices and information as shall be furnished by the Company from time to time to its shareholders generally, the holders of the Notes, the Trustee under the Indenture, the New York Stock Exchange, Pacific Stock Exchange or any other securities exchange on which any class of securities of the Company is then listed or traded.

                 (h) Other than as permitted by the Securities Act and the Rules and Regulations and with your consent, the Company will not distribute any prospectus or other offering material in connection with the Offering.

                 (i) The Company will not take, and will use its best efforts to cause each of its directors and officers not to take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                 SECTION 5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, or if this Agreement is terminated for any reason, the Company will pay all costs, fees and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), any Preliminary Prospectus, the Basic Prospectus, the Prospectus Supplements and each amendment or supplement thereto; (b) the preparation, issuance and delivery of certificates for the Notes to the Underwriters, including any transfer taxes; (c) the cost of all certificates representing the Notes; (d) the fees and disbursements of the Company's counsel and accountants; (e) the qualification of the Notes under applicable Blue Sky Laws, including filing fees and the reasonable fees and disbursements of the Underwriters' counsel in connection therewith and in connection with the preparation of all Blue Sky Surveys; (f) the printing and delivery to the Underwriters in such quantities as they shall request of copies of the Registration Statement, any Preliminary Prospectus, the Basic Prospectus, the Prospectus Supplements, each amendment or supplement to the foregoing, all documents incorporated by reference therein or deemed to be incorporated by reference therein and the other documents in connection with the Offering; (g) the printing and delivery to the Underwriters (and any dealers participating in the Offering) in such quantities as they may reasonably request, of copies of all Blue Sky Surveys, this Agreement, the Indenture, the Supplemental Indenture, any Selling Agreement and other underwriting documents and papers relating to the Offering; (h) any fees of any independent national statistical rating organization to provide a rating of the creditworthiness of the Notes; (i) filing fees incurred for registering the Notes (and all other securities registered by the Company pursuant to the Registration Statement) under the Securities Act; (j) the fees and expenses of the Trustee under the Indenture and the Supplemental Indenture, including such Trustee's reasonable legal fees and disbursements; (k) all travel, lodging and reasonable living expenses incurred by the Company in connection with marketing, dealer and other meetings attended by the Company in marketing the Notes; and (l) all other costs and expenses incident to the performance of the Company's obligations hereunder and under the Indenture and the Supplemental Indenture.

                 If the sale to the Underwriters of any Notes at the Closing Time is not consummated because any condition to the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses paid or payable to third parties, including fees and disbursements of counsel for the Underwriters incurred by the Underwriters in connection with the contemplated purchase, offer and sale of the Notes, its due diligence investigation of the Company, its preparation to market and the marketing of the Notes, and in performance of its obligations hereunder.

                 SECTION 6. CONDITIONS TO THE OBLIGATIONS OF UNDERWRITERS. The several obligations of the Underwriters to purchase and pay for the Notes hereunder are subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and at the Closing Time, to the accuracy of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions (any one or more of which may be waived by the Underwriters as hereinafter provided):

                 (a) The Registration Statement and all post-effective amendments thereto shall have become effective with the Commission not later than 5:30 p.m. on the date hereof or, with your consent, at a later time and date not later, however, than 1:00 p.m. on the second business day following the date hereof; and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or the sale of the Notes or the qualification of the Indenture shall have been issued under the Securities Act, the Trust Indenture Act, the Rules and Regulations or any Blue Sky Laws or proceedings therefor initiated or threatened by the Commission or any Blue Sky Authorities and no order suspending the Offering or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or any Blue Sky Authorities; any request of the Commission for inclusion of additional or supplemental information in the Registration Statement or the Prospectus, documents incorporated by reference therein or deemed to be incorporated by reference therein or otherwise, shall have been complied with by the Company to your reasonable satisfaction; the Notes shall have been qualified for sale under all Blue Sky Laws; the Indenture (including as supplemented by the Supplemental Indenture) shall have been qualified under the Trust Indenture Act and the applicable Rules and Regulations. The Rule 430A Information previously omitted from the effective Registration Statement shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and, prior to the Closing Time, the Company shall have provided evidence satisfactory to you of such timely filing (or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).

                 (b) At the Closing Time, the Underwriters shall have received:

                          (i)     The favorable opinion, dated as of the
Closing Time, of Giroir & Gregory, Professional Associates, counsel for the Company in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  (A)      The Company has full legal right,
power and authority to enter into this Agreement, the Indenture and the Supplemental Indenture. This Agreement, the Indenture and the Supplemental Indenture have each been duly authorized, executed and delivered by the Company and are each the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except as the obligations of the Company under the indemnification and contribution provisions hereof may be limited by public policy under certain circumstances under federal or state securities laws.

                                  (B)      The Registration Statement has
become effective under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or threatened by the Commission or any Blue Sky Authority. The Company has filed a form of Prospectus Supplement under the Securities Act pursuant to Rule 424(b) in the manner and at the time required by Rule 430A.

                                  (C)      At the Effective Date and on the
Closing Date, the Registration Statement, including the Rule 430A Information (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations, and the Prospectus, and all amendments or supplements thereto (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), received all required authorizations of the Commission for use in final form and complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Each document filed pursuant to the Exchange Act (other than financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated by reference or deemed to be incorporated by reference in the Registration Statement or the Prospectus complied when so filed as to form in all material respects with the requirements of the Exchange Act and the applicable Rules and Regulations.

                                  (D)      The Company has been duly
incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, possessed of full corporate power and authority under the Delaware General Corporation Law to own its properties and conduct its business as described in the Prospectus.

                                  (E)      No consent, approval, authorization
or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Indenture and the Supplemental Indenture by the Company or the consummation of the transactions contemplated by this Agreement, the Indenture and the Supplemental Indenture, including the issuance and sale of the Notes, except such as have been obtained for (i) compliance with the Securities Act; (ii) compliance with the Blue Sky Laws applicable to the Offering; and (iii) qualification of the Indenture under the Trust Indenture Act.

                                  (F)      The Notes have been duly and validly
authorized for issuance and sale pursuant to this Agreement and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement, the Indenture and the Supplemental Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and the Supplemental Indenture and enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The form of certificate used to evidence the Notes is in due and proper form as contemplated by the Indenture and the Supplemental Indenture and complies with all statutory requirements. The terms and provisions of the Indenture, the Supplemental Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus. Upon payment for, and delivery of, the Notes pursuant to this Agreement, assuming that the Underwriters (with due corporate power) purchase the Notes in good faith without notice of any adverse claims, the Underwriters will acquire good and marketable title to the Notes, to the knowledge of such counsel, free and clear of all liens, encumbrances or claims.

                                  (G)      The Indenture has been duly
qualified under the Trust Indenture Act and the applicable Rules and Regulations.

                                  (H)      To the knowledge of such counsel,
the Company (including its subsidiaries) is not, and as a result of the Offering will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                  (I)      The execution and delivery of this
Agreement, the Indenture and the Supplemental Indenture by the Company, the incurrence of the obligations herein set forth and the consummation of the transactions herein and therein contemplated, including issuance and sale of the Notes, will not violate any of the provisions of the Certificate of Incorporation or bylaws of the Company and, to the knowledge of such counsel, will not contravene or result in a breach of, or default under, any obligation, agreement, or condition contained in any material contract, franchise, license, lease, indenture, loan agreement or other material instrument of the Company to which it is a party or has a beneficial interest in or by which it may be bound, or, to the knowledge of such counsel, violate or conflict with any law, administrative regulation or administrative or court decree.

                                  (J)      The statements in the Basic
Prospectus under the caption "Description of the Debt Securities" and in the Prospectus Supplements under the caption "Description of the Notes," to the extent such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                 Such opinion shall also include a confirmation, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that Giroir & Gregory, Professional Association, has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, the Underwriters, and counsel for the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, on the basis of the foregoing and based on their knowledge of the Company, such counsel has no reason to believe that the Registration Statement (including the Rule 430A Information), at the Effective Date and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the time it was filed or transmitted to the Commission for filing and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that they need express no view as to financial statements, supporting schedules and other financial and statistical data included therein).

                 In rendering the foregoing opinions, Giroir & Gregory, Professional Association may rely as to factual matters on certificates of public officials and executive officers and directors of the Company, original copies of which certificates shall be attached to such opinion.

                          (ii)    The favorable opinion, dated as of the
Closing Time, of Robert W. Pommerville, Senior Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  (A)      The Company has full legal right,
power and authority to enter into this Agreement, the Indenture and the Supplemental Indenture. This Agreement, the Indenture and the Supplemental Indenture have each been duly authorized, executed and delivered by the Company.

                                  (B)      The Company has been duly
incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, possessed of full corporate power and authority under the Delaware General Corporation Law to own its properties and conduct its business as described in the Prospectus.

                                  (C)      No consent, approval, authorization
or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Indenture and the Supplemental Indenture by the Company or the consummation of the transactions contemplated by this Agreement, the Indenture and the Supplemental Indenture, including the issuance and sale of the Notes, except such as have been obtained for (i) compliance with the Securities Act; (ii) compliance with the Blue Sky Laws applicable to the Offering; and (iii) qualification of the Indenture under the Trust Indenture Act.

                                  (D)      The Notes have been duly and validly
authorized for issuance and sale pursuant to this Agreement and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement, the Indenture and the Supplemental Indenture, will have been duly and validly executed, authenticated, issued and delivered. The form of certificate used to evidence the Notes is in due and proper form as contemplated by the Indenture and the Supplemental Indenture and complies with all statutory requirements. The terms and provisions of the Indenture, the Supplemental Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus. Upon payment for and delivery of the Notes pursuant to this Agreement, assuming that the Underwriters (with due corporate power) purchase the Notes in good faith without notice of any adverse claims, the Underwriters will acquire good and marketable title to the Notes, to the knowledge of such counsel, free and clear of all liens, encumbrances or claims.

                                  (E)      The statements in the Basic
Prospectus under the caption "Description of the Debt Securities" and in the Prospectus Supplements under the caption "Description of the Notes," to the extent such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                                  (F)      The Company satisfies the conditions
and requirements for the use of Form S-3 and filing the Registration Statement under the Securities Act and the applicable Rules and Regulations in connection with the Offering.

                                  (G)      The Company and its subsidiaries
have obtained and currently possess all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, unless the failure to do so would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole; to the knowledge of such counsel, all such licenses, permits and other governmental authorizations are in full force and effect and the Company and each subsidiary of the Company are in all material respects complying therewith; to the knowledge of such counsel, the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its businesses makes such qualification necessary, except where failure to qualify would not have a material adverse effect on the business, assets or financial condition of the Company and its subsidiaries taken as a whole.

                                  (H)      Each of the subsidiaries of the
Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification other than jurisdictions in which the failure so to qualify, when considered in the aggregate and not individually, would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each subsidiary has been duly and validly issued and is fully paid and non-assessable (other than directors' qualifying shares); and other than pledges referred to or incorporated by reference in the Prospectus, the capital stock of each such subsidiary is, to such counsel's knowledge, owned by the Company, directly or through subsidiaries, free and clear of any pledge, lien, encumbrance, claim or equity; provided, however, that the foregoing shall not apply to a subsidiary which accounted for less than 5% of the revenues of the Company and its consolidated subsidiaries in the year ended December 31, 1992.

                                  (I)      Such counsel does not know of any
legal or governmental proceedings pending or threatened against the Company or any other subsidiary required to be described in the Prospectus which are not described as required, nor of any material contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or by the applicable Rules and Regulations, which have not been described or filed (either physically or by incorporation by reference as permitted by the applicable Rules and Regulations) as required.

                                  (J)      Neither the Company nor any
subsidiary of the Company is in violation of its respective charter or bylaws and the existing contracts and agreements filed as exhibits to the Registration Statement have been duly authorized by the Company, are legal, valid and binding contracts and agreements of the Company and there is no default by the Company in the due performance or observance of any of the material obligations, agreements, covenants or conditions contained in any such contract, agreement or other document.

                                  (K)      The execution and delivery of this
Agreement, the Indenture and the Supplemental Indenture by the Company, the incurrence of the obligations herein set forth and the consummation of the transactions herein and therein contemplated will not violate any of the provisions of the Certificate of Incorporation or bylaws of the Company and will not contravene or result in a breach of, or default under, any obligation, agreement, or condition contained in any material contract, franchise, license, lease, indenture, loan agreement or other material instrument of the Company to which it is a party or has a beneficial interest in or by which it may be bound, or, to the knowledge of such counsel, violate or conflict with any law, administrative regulation or administrative or court decree.

                                  (L)      The information in the Prospectus
under the captions "Business-Governmental Regulation and Reimbursement" and "Investment Considerations-Governmental Regulations and Reimbursement", each of which purports to summarize the provisions of statutes and regulations applicable to the Company, and the information under the caption "Legal Proceedings" in the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1992 which is incorporated by reference in the Prospectus and under the caption "Employees" in the Prospectus, to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, have been reviewed by such counsel and are each correct in all material respects.

                 Such opinion shall also include a confirmation, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, to the effect that although such counsel is not passing upon and does not assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, such counsel has no reason to believe that the Registration Statement (including the Rule 430A Information), at the Effective Date and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the time it was filed or transmitted to the Commission for filing and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, supporting schedules and other financial and statistical data included therein).

                          (iii)   The favorable opinion dated as of the Closing
Time of Foley & Lardner, counsel for the Underwriters, with respect to the status of the Company as a Delaware corporation, the authorization, execution and delivery and enforceability of this Agreement, the Indenture and the Supplemental Indenture by and against the Company, the validity of the Notes and other legal matters relating to the Offering as the Underwriters may require, and the Company shall have furnished to such counsel such documents and certificates as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (c) At the Closing Time, there shall not have been, since the respective dates as of which information is given in the most recent Prospectus Supplement prepared prior to or on the date hereof, any material adverse change in the condition of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business. The Underwriters shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change relating to the Company and its subsidiaries taken as a whole; (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time;
(iii) the Company has complied with all agreements relating to the sale of the Notes to the Underwriters and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; (iv) no stop order suspending the effectiveness of the Registration Statement, or the qualification of the sale of the Notes or the qualification of the Indenture, has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such person, threatened by the Commission or any Blue Sky Authority; (v) such person, in his capacity as the Chief Executive Officer or the Chief Financial Officer of the Company, respectively, has carefully examined the Registration Statement and the Prospectus and, in his opinion as such an officer, at the Effective Date and at the Closing Time, the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (vi) since the Effective Date, no event has occurred that should have been set forth in an amendment of, or supplement to, the Registration Statement or the Prospectus that has not been so set forth; (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and, except as contemplated or referred to in the Prospectus, the Company or its subsidiaries have not incurred any direct or contingent liabilities or obligations material to the Company and its subsidiaries taken as a whole, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, and there has not been any change in the authorized or outstanding capital stock or funded debt of the Company or any material adverse change in the financial position, net worth or results of operations of the Company and its subsidiaries taken as a whole; and
(viii) except as is otherwise set forth or incorporated by reference into the Registration Statement and the Prospectus, there are no actions, suits or proceedings before any court or governmental agency, authority or body now pending or, to the best of their knowledge, threatened to which the Company or its subsidiaries is a party or of which the business or property of the Company or its subsidiaries is subject which may affect the performance of this Agreement, the Indenture, the Supplemental Indenture or the consummation of the transactions herein and therein contemplated or which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company and its subsidiaries taken as a whole.

                 (d) At the time this Agreement is executed and also on the Closing Time there shall be delivered to you a letter addressed to you, from Ernst & Young, the Company's independent accountants, the first letter to be dated the date of this Agreement and the second letter to be dated the Closing Time which shall be in form and substance satisfactory to you and shall contain information as of a date within five days of the respective date of such letter. There shall not have been any materially adverse change or decrease set forth in any of the letters referred to in this subsection (d) which makes it impracticable or inadvisable in your discretionary judgment to proceed with the Offering or the purchase of the Notes as contemplated hereby.

                 (e) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and certificates as they may have reasonably requested no later than three days prior to the Closing Time for the purpose of enabling them to pass upon the sale of the Notes as herein contemplated and related material proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All material proceedings taken by the Company in connection with the sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                 All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriters and to legal counsel for the Underwriters.
All statements contained in any certificate, letter or other document delivered pursuant hereto by or on behalf of the Company shall be deemed to constitute representations and warranties of the Company. The Underwriters may waive in writing the performance of any one or more of the conditions specified in this
Section 6 or extend the time for their performance.

                 If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 hereof and except that the provisions of Sections 7 and 8 hereof shall survive the termination of this Agreement.

                 SECTION 7.       INDEMNIFICATION.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims (whether commenced or threatened), damages, expenses, liabilities or actions in respect thereof (collectively, "Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the

Securities Act, the Exchange Act, the Trust Indenture Act, Blue Sky Laws, applicable Rules and Regulations or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon (i) the inaccuracy or breach of any representation, warranty or covenant of the Company contained in this Agreement or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein or deemed to be incorporated by reference therein, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Notes under the Blue Sky Laws thereof (any such document, application or information being hereinafter called a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim (subject to subsections (b), (c) and (d) below) provided, however, that the Company will not be liable for such fees and expenses in any such case to the extent that:

                          (i)     any such Claim arises out of or is based upon
an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by the Underwriters through you to the Company expressly for use therein (it being understood that the only such information relates to the selling concession and dealer reallowance relating to the Notes set forth under the caption "Underwriting" in the most recent Prospectus Supplement prepared prior to or on the date hereof, and the identity of, and allocations of Notes, to the Underwriters named therein, together with the stabilization paragraph on Page S-2 thereof);

                          (ii)    such statement or omission was contained or
made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Notes which are the subject thereof from such Underwriter in the Offering, and (B) such Underwriter failed to deliver a copy of the Prospectus (as then amended or supplemented, if the Company shall have amended or supplemented the Prospectus) to such person at or prior to the confirmation of the sale of such Notes in any case where such delivery is required by the Securities Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended or supplemented) to the Underwriters as required by this Agreement. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its executive officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Claim to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act, Trust Indenture Act, Blue Sky Laws, applicable Rules and Regulations or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, any document incorporated by reference therein or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, any document incorporated by reference therein or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by the Underwriters through you expressly for use therein (it being understood that the only such information relates to the selling concession and dealer reallowance relating to the Notes set forth under the caption "Underwriting" in the most recent Prospectus Supplement prepared prior to or on the date hereof, and the identity of, and allocations of Notes to, the Underwriters named therein, together with the stabilization paragraph on Page S-2 thereof). Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Company or any such director, executive officer or controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of an Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Notes from such Underwriter and a copy of the Prospectus (as then amended or supplemented, if the Company shall have amended or supplemented the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Claim. This indemnity agreement shall be in addition to any liability which such Underwriter may otherwise have.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based upon written advice of its counsel, that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from, or additional to, those available to the indemnifying party and that the raising or pursuing of such different or additional defenses would result in a conflict of interest for such joint counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties and to be reimbursed for such legal fees and expenses upon compliance with subsection (d) below.

                 (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 7 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                          (i)     the indemnified party shall have employed
separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this
Section 7 (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by you, if one or more of the Underwriters or their controlling persons are the indemnified parties);

                          (ii)    the indemnifying party shall not have
employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

                          (iii)   the indemnifying party has authorized the
employment of counsel at the expense of the indemnifying party.

                 SECTION 8.       CONTRIBUTION.

                 (a) If the indemnification provided for in Section 7 hereof is unavailable to an indemnified party in respect of any Claims referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claims:

                          (i)     in such proportion as is appropriate to
reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering and sale of the Notes; or

                          (ii)    if the allocation provided by clause (i)
above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the respective relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Claims, as well as any other relevant equitable considerations.

                 (b) The respective relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in such proportion so that the Underwriters are responsible for the portion of the Claims represented by the percentage that the underwriting discount per Note appearing on the cover page of the most recent Prospectus Supplement prior to the date hereof bears to the proceeds to the Company per Note appearing thereon, and the Company is responsible for the remaining portion. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by or on behalf of the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of Claims referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending Claim.

                 (c) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the other provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

                 SECTION 9. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and to the obligation of the Company to sell and deliver the Notes hereunder, and to the obligations of each Underwriter to purchase the Notes in the manner as described herein, that, except as hereinafter provided in this Section 9, each of the Underwriters shall purchase and pay for all Notes agreed to be purchased by such Underwriter hereunder upon tender to you of all such Notes in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Notes hereunder on the Closing Time and the aggregate number of Notes which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Notes which the Underwriters are obligated to purchase on the Closing Time, you may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Time the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder with respect to Notes, to purchase the Notes which such defaulting Underwriters agreed but failed to purchase on the Closing Time. If any Underwriter or Underwriters so default and the aggregate number of Notes with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to
Section 5 hereof. Nothing in this Section 9 and no action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 In the event that Notes to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, you or the Company shall have the right to postpone the Closing Time for not more than five business days in order that the necessary changes in the Prospectus, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                 SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement (including, but not limited to, the representations and warranties of the Company set forth in Section 2 hereof, the covenants of the Company set forth in Section 4 and Section 5 hereof and the respective indemnification and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8 hereof, respectively), or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any officer, director or controlling person of the Underwriters, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters. The aforesaid expense payment provision in Section 5 and the indemnification and contribution agreements in Sections 7 and 8 hereof also shall survive following any termination or cancellation of this Agreement.

                 SECTION 11. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by you prior to the Closing Time, if in your judgment, payment for and delivery of the Notes is rendered impracticable or inadvisable because:

                 (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or over-the-counter market, or trading in securities generally shall have been suspended on either such exchange or on NASDAQ or a general banking moratorium shall have been established by federal, New York, Arkansas or Wisconsin authorities;

                 (b) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration Statement or the Prospectus but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

                 (c) an outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in your judgment, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Notes as provided in this Agreement.

                 Any termination pursuant to this Section 11 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 5 hereof and except as to indemnification or contribution to the extent provided in Sections 7 and 8 hereof).

                 SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed. Notices to you or the Underwriters shall be directed to Dain Bosworth Incorporated at 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, attention of David P. Schieldrop, Vice President and to J.C. Bradford & Co., 330 Commerce Street, Nashville, Tennessee 37201, attention of Catherine Gemmato-Smith, with a copy to Foley & Lardner at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attention of Benjamin F. Garmer, III, Esq. and Steven R. Barth, Esq. Notices to the Company shall be directed to it at 1200 South Waldron Road, Suite 155, Fort Smith, Arkansas 72913-3324, attention Robert W. Pommerville, Esq., with a copy to Giroir & Gregory, Professional Associates, 111 Center Street, Suite 1900, Little Rock, Arkansas 72201, attention C.J. Giroir, Jr., Esq. and H. Watt Gregory, III, Esq.

                 SECTION 13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, heirs and legal representatives and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 14. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed in said state. Specified times of day, except as otherwise noted, refer to Washington, D.C. time.

                 SECTION 15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements between the parties with respect to such transactions other than as set forth or provided for therein.

                 SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         BEVERLY ENTERPRISES, INC.



                                         By:    /s/ SCHUYLER HOLLINGSWORTH, JR.
                                                Title: Senior Vice President
                                                       and Treasurer

CONFIRMED AND ACCEPTED
as of the date first above written:

DAIN BOSWORTH INCORPORATED
J.C. BRADFORD & CO.

BY:  DAIN BOSWORTH INCORPORATED

On behalf of itself and as the authorized representative of the other Underwriters identified in the attached Schedule I



By:    /s/ DAVID SCHIELDROP
Title: David P. Schieldrop, Vice President

                           BEVERLY ENTERPRISES, INC.

                                   SCHEDULE I

                                                                               Principal  Amount of Firm
                                       Name of Underwriter                       Notes to be Purchased
                                       -------------------                     -------------------------
                         Dain Bosworth Incorporated  . . . . . . . . . .              $ 16,250,000

                         J.C. Bradford & Co. . . . . . . . . . . . . . .              $  8,750,000

                                                                                      $ 25,000,000
                                                                                      ============

                           BEVERLY ENTERPRISES, INC.

                                  SCHEDULE II



                                                                                             MORTGAGE PAYOFF/
 FAC.                                                                        NUMBER          ACQUISITION COST        ESTIMATED
 NO.             FACILITY NAME                    CITY, STATE                OF BEDS          AS OF 10/31/93           VALUE
 ---             -------------                    -----------                -------          --------------           -----
 Mortgage Payoffs:
 ----------------

 0034       Amory Manor                           Amory, MS                    120              $   724,380        $ 2,500,000
            Coupon 14.00%, Penalty of 107%
 0052       Lee Manor                             Tupelo, MS                   120                  860,980          2,570,000
            Coupon 14.00%, Penalty 106.5%

 0209       Community Nursing                     Bowling Green, OH            100                   71,024          3,750,000
            Coupon 12.50%, No penalty
 0280       William Penn                          Lewiston, PA                 121                1,328,775          2,400,000
            Coupon 15.00%, No penalty
            Paid off 7/93

 0443       Independent Health Care               Independence, MO             120                  637,915          3,530,000
            Coupon 12.50%, Penalty 103.5%

 0869       Whitewater Health Care                St. Charles, MN               76                1,061,166          1,900,000
            Coupon 12.00%, No penalty
 0883       Moorhead HCC                          Moorhead, MN                  89                  496,523          2,100,000
            Coupon 12.00%, No penalty

 0886       Rochester Healthcare Center           Rochester, MN                 68                  186,223          2,250,000
            Coupon 15.00%, No penalty
            Coupon 9.625%, No penalty
                                                                                                -----------        -----------
            Subtotal                                                                            $ 5,935,000        $21,000,000

 Acquisitions:
 ------------

 0190       Surry Community Nursing               Mt. Airy, NC                 120                3,200,000          3,200,000
 2112       Greenville Nursing                    Greenville, TX               120                2,300,000          2,300,000
 2118       Nederland Nursing                     Nederland, TX                110                1,750,000          1,750,000
                                                                                                -----------        -----------
            Subtotal                                                                            $ 7,250,000        $ 7,250,000
            Excess Proceeds                                                                      11,815,000
                                                                                                -----------
                                                                             1,164              $25,000,000        $28,250,000
                                                                             =====              ===========        ===========



